Exhibit 99.1

Dime Community Bancshares, Inc. Reports Strong Second Quarter Results With Earnings Per Share Increasing by 49% on a Year-over-Year Basis

Continued Growth in Core Deposits and Business Loans on a Year-over-Year Basis

Quarterly Net Interest Margin Improves to 2.98%

Hauppauge, NY, July 24, 2025 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $27.9 million for the quarter ended June 30, 2025, or $0.64 per diluted common share, compared to $19.6 million, or $0.45 per diluted common share, for the quarter ended March 31, 2025 and net income available to common stockholders of $16.7 million for the quarter ended June 30, 2024, or $0.43 per diluted common share.

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “As we continue to execute on our growth plan, we were pleased with the solid growth in core deposits, business loans, net interest margin and capital ratios. We had an active second quarter from a recruiting standpoint, which will aid us in the years ahead as we diversify our balance sheet and continue to take market share. Of note, and recognizing the progress we have made in creating a high quality balance sheet, Kroll Bond Rating Agency revised our outlook from “Stable” to “Positive” in the month of June.”

Second Quarter Recruiting Update

●	Hired Shawn Gines as Executive Vice President of Corporate and Specialty Finance; Mr. Gines was previously the Regional President of the New York City and New Jersey metro markets for Webster Bank;
●	Hired Jason Brenner and Zach Schwartz to lead the newly created Lender Finance vertical; Mr. Brenner and Mr. Schwartz were previously with Axos Bank and First Citizens Bank, respectively;
●	Hired Michael Watts to lead the newly created Fund Finance vertical; Mr. Watts was previously with East West Bank;
●	Hired Raffaella Palazzo as Director of Business Banking; Ms. Palazzo was previously Chief Operations Officer at Hanover Bank; and
●	Hired Solomon Ponniah as Group Leader to grow metro NYC lending presence; Mr. Ponniah was previously Director of Business Banking at Popular Bank.

Geographic Expansion

●	Received all requisite regulatory approvals to open a branch location at 500 Boulevard of the Americas in Lakewood, New Jersey. The branch opening is planned for early 2026.
●	Expect to open a new branch location in Manhattan in the fourth quarter of 2025.

Highlights for the Second Quarter of 2025 included:

●	Total deposits increased $711.7 million on a year-over-year basis;
●	Core deposits (excluding brokered and time deposits) increased $1.21 billion on a year-over-year basis;
●	The ratio of average non-interest-bearing deposits to average total deposits for the second quarter was 30%;
●	Business loans grew $113.3 million on a linked quarter basis and $371.3 million on a year-over-year basis;
●	The net interest margin increased to 2.98% for the second quarter of 2025 compared to 2.95% for the prior quarter; and
●	The Company’s Common Equity Tier 1 Ratio increased to 11.25% at the end of the second quarter.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the second quarter of 2025 was $98.1 million compared to $94.2 million for the first quarter of 2025 and $75.5 million for the second quarter of 2024.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q2 2025	Q1 2025	Q2 2024
Net interest income	$98,097	$94,213	$75,502
Purchase accounting amortization (accretion) on loans ("PAA")	(225)	(124)	(101)
Adjusted net interest income excluding PAA on loans (non-GAAP)	$97,872	$94,089	$75,401

Average interest-earning assets	$13,195,116	$12,963,320	$12,624,556

NIM (1)	2.98%	2.95%	2.41%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	2.98%	2.94%	2.40%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes PAA amortization on acquired loans divided by average interest-earning assets.

Mr. Lubow commented, “Dime has multiple levers to grow NIM over time.

●	First, we have a significant loan repricing opportunity starting in the second half of 2025 that will continue through 2027, assuming current forecasted interest rate levels remain accurate.

●	Second, and as demonstrated in the most recent rate cutting cycle, should the Federal Reserve cut short term rates in 2025 we anticipate a reduction in deposit costs, which will drive further NIM expansion.

●	Finally, core deposit growth and a continued focus on business loan growth will benefit our NIM over time as we continue to grow customers and hire productive teams.”

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 5.33% at June 30, 2025, an 8 basis point increase compared to the ending WAR of 5.25% on the total loan portfolio at March 31, 2025.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	June 30, 2025		March 31, 2025		June 30, 2024
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$2,902,170	6.65%	$2,788,848	6.55%	$2,530,896	6.92%
One-to-four family residential, including condominium and cooperative apartment	998,677	4.85	961,562	4.77	906,949	4.55
Multifamily residential and residential mixed-use (3)(4)	3,693,481	4.48	3,780,078	4.46	3,920,354	4.59
Non-owner-occupied commercial real estate	3,128,453	5.12	3,191,536	5.07	3,315,100	5.25
Acquisition, development, and construction	141,755	8.28	140,309	7.96	144,860	8.96
Other loans	6,336	11.08	6,402	10.39	6,699	3.39
Loans held for investment	$10,870,872	5.33%	$10,868,735	5.25%	$10,824,858	5.39%

(1)    WAR is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans and owner-occupied commercial real estate loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q2 2025	Q1 2025	Q2 2024
Originations Excluding New Lines of Credit	$227.3	$71.5	$162.4
Originations Including New Lines of Credit	450.5	136.7	284.6

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at June 30, 2025 were $11.74 billion, compared to $11.61 billion at March 31, 2025 and $11.03 billion at June 30, 2024. The Company reduced its brokered deposit levels to $200.0 million at June 30, 2025, compared to $285.6 million at March 31, 2025 and $780.3 million at June 30, 2024.

Total Federal Home Loan Bank advances were $508.0 million at June 30, 2025, compared to $508.0 million at March 31, 2025 and $633.0 million at June 30, 2024.

Non-Interest Income

Non-interest income was $11.6 million during the second quarter of 2025, $9.6 million during the first quarter of 2025, and $11.8 million during the second quarter of 2024.

Non-Interest Expense

Total non-interest expense was $60.3 million during the second quarter of 2025, $65.5 million during the first quarter of 2025, and $55.7 million during the second quarter of 2024. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets, severance expense and settlement loss related to the termination of a legacy pension plan, adjusted non-interest expense was $59.9 million during the second quarter of 2025, $58.0 million during the first quarter of 2025, and $55.4 million during the second quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Mr. Lubow commented, “The increase in non-interest expense on year-over-year-basis has been due to significant investments and hires the Company has made as we execute on our growth plan, which is centered around growing core deposits, diversifying our loan portfolio and selectively adding new geographies. In the second quarter of 2025, we launched various commercial lending verticals that we expect to contribute to loan and revenue growth in the years ahead.”

The ratio of non-interest expense to average assets was 1.72% during the second quarter of 2025, compared to 1.90% during the linked quarter and 1.66% during the second quarter of 2024. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets, severance expense and settlement loss related to the termination of a legacy pension plan, the ratio of adjusted non-interest expense to average assets was 1.71% during the second quarter of 2025, 1.68% during the first quarter of 2025, and 1.65% during the second quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 55.0% during the second quarter of 2025, compared to 63.1% during the linked quarter and 63.8% during the second quarter of 2024. Excluding the impact of net gain on sale of securities and other assets, fair value change in equity securities and loans held for sale, severance expense, settlement loss related to the termination of a legacy pension plan, loss on extinguishment of debt and amortization of other intangible assets, the adjusted efficiency ratio was 54.7% during the second quarter of 2025, compared to 55.8% during the linked quarter and 65.9% during the second quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

Income tax expense was $10.5 million during the second quarter of 2025, $7.3 million during the first quarter of 2025, and $7.6 million during the second quarter of 2024. The effective tax rate for the second quarter of 2025 was 26.1%, compared to 25.3% for the first quarter of 2025 and compared to 29.0% for the second quarter of 2024.

Credit Quality

Non-performing loans were $53.2 million at June 30, 2025, compared to $58.0 million at March 31, 2025 and $24.8 million at June 30, 2024.

A credit loss provision of $9.2 million was recorded during the second quarter of 2025, compared to a credit loss provision of $9.6 million during the first quarter of 2025, and a credit loss provision of $5.6 million during the second quarter of 2024.

Capital Management

Stockholders’ equity increased $19.0 million to $1.43 billion at June 30, 2025, compared to $1.41 billion at March 31, 2025.

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of June 30, 2025. All risk-based regulatory capital ratios increased in the second quarter of 2025.

Dividends per common share were $0.25 during the second quarter of 2025 and the first quarter of 2025, respectively.

Book value per common share was $29.95 at June 30, 2025 compared to $29.58 at March 31, 2025.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $26.32 at June 30, 2025 compared to $25.94 at March 31, 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Thursday, July 24, 2025, during which CEO Lubow will discuss the Company’s second quarter 2025 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/7qhzfy2o. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BIb23e2d2040014fbe89e85e3654130c71. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/7qhzfy2o.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $14 billion in assets and the number one deposit market share among community banks on Greater Long Island. (1)

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in government monetary or fiscal policies and actions may adversely affect our customers, cost of credit and overall result of operations; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, tariffs, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	June 30,	March 31,	December 31,
	2025	2025	2024
Assets:
Cash and due from banks	$1,156,754	$1,030,702	$1,283,571
Securities available-for-sale, at fair value	703,461	710,579	690,693
Securities held-to-maturity	625,188	631,334	637,339
Loans held for sale	13,617	2,527	22,625
Loans held for investment, net:
Business loans (1)	2,902,170	2,788,848	2,726,602
One-to-four family and cooperative/condominium apartment	998,677	961,562	952,195
Multifamily residential and residential mixed-use (2)(3)	3,693,481	3,780,078	3,820,492
Non-owner-occupied commercial real estate	3,128,453	3,191,536	3,231,398
Acquisition, development and construction	141,755	140,309	136,172
Other loans	6,336	6,402	5,084
Allowance for credit losses	(93,189)	(90,455)	(88,751)
Total loans held for investment, net	10,777,683	10,778,280	10,783,192
Premises and fixed assets, net	33,957	33,650	34,858
Restricted stock	67,110	66,987	69,106
BOLI	393,345	389,167	290,665
Goodwill	155,797	155,797	155,797
Other intangible assets	3,409	3,644	3,896
Operating lease assets	44,717	45,657	46,193
Derivative assets	90,966	98,740	116,496
Accrued interest receivable	55,418	56,044	55,970
Other assets	86,513	94,574	162,857
Total assets	$14,207,935	$14,097,682	$14,353,258
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$3,432,667	$3,245,409	$3,355,829
Interest-bearing checking	1,029,297	950,090	1,079,823
Savings (excluding mortgage escrow deposits)	1,923,277	1,939,852	1,927,903
Money market	4,229,503	4,271,363	4,198,784
Certificates of deposit	1,080,093	1,121,068	1,069,081
Deposits (excluding mortgage escrow deposits)	11,694,837	11,527,782	11,631,420
Non-interest-bearing mortgage escrow deposits	45,256	88,138	54,715
Interest-bearing mortgage escrow deposits	2	4	6
Total mortgage escrow deposits	45,258	88,142	54,721
FHLBNY advances	508,000	508,000	608,000
Other short-term borrowings	—	—	50,000
Subordinated debt, net	272,414	272,370	272,325
Derivative cash collateral	69,840	85,230	112,420
Operating lease liabilities	47,559	48,432	48,993
Derivative liabilities	86,110	92,516	108,347
Other liabilities	52,911	63,197	70,515
Total liabilities	12,776,929	12,685,669	12,956,741
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	461	461	461
Additional paid-in capital	622,660	623,305	624,822
Retained earnings	820,221	803,202	794,526
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(37,937)	(39,045)	(45,018)
Unearned equity awards	(13,525)	(12,909)	(7,640)
Treasury stock, at cost	(77,443)	(79,570)	(87,203)
Total stockholders' equity	1,431,006	1,412,013	1,396,517
Total liabilities and stockholders' equity	$14,207,935	$14,097,682	$14,353,258

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and Paycheck Protection Program (“PPP”) loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Interest income:
Loans	$145,448	$142,705	$147,099	$288,153	$290,664
Securities	11,353	11,323	7,907	22,676	15,787
Other short-term investments	10,749	7,837	4,412	18,586	13,976
Total interest income	167,550	161,865	159,418	329,415	320,427
Interest expense:
Deposits and escrow	60,181	58,074	72,878	118,255	145,947
Borrowed funds	8,354	8,381	9,033	16,735	23,730
Derivative cash collateral	918	1,197	2,005	2,115	3,718
Total interest expense	69,453	67,652	83,916	137,105	173,395
Net interest income	98,097	94,213	75,502	192,310	147,032
Provision for credit losses	9,221	9,626	5,585	18,847	10,795
Net interest income after provision	88,876	84,587	69,917	173,463	136,237
Non-interest income:
Service charges and other fees	4,642	4,643	3,972	9,285	8,516
Title fees	118	98	294	216	427
Loan level derivative income	942	61	1,085	1,003	1,491
BOLI income	4,186	3,993	2,484	8,179	4,945
Gain on sale of Small Business Administration ("SBA") loans	387	82	113	469	366
Gain on sale of residential loans	50	32	27	82	104
Fair value change in equity securities and loans held for sale	83	18	(416)	101	(1,258)
Net gain on securities	149	—	—	149	—
Gain on sale of other assets	—	—	3,695	—	6,663
Other	1,038	706	554	1,744	1,021
Total non-interest income	11,595	9,633	11,808	21,228	22,275
Non-interest expense:
Salaries and employee benefits	36,218	35,651	32,184	71,869	64,221
Severance	136	76	—	212	42
Occupancy and equipment	7,729	8,002	7,409	15,731	14,777
Data processing costs	4,903	4,794	4,405	9,697	8,718
Marketing	1,756	1,666	1,637	3,422	3,134
Professional services	2,097	2,116	2,766	4,213	4,233
Federal deposit insurance premiums	1,692	2,047	2,250	3,739	4,489
Loss on extinguishment of debt	—	—	—	—	453
Loss due to pension settlement	—	7,231	—	7,231	—
Amortization of other intangible assets	235	252	285	487	592
Other	5,533	3,676	4,758	9,209	7,546
Total non-interest expense	60,299	65,511	55,694	125,810	108,205
Income before taxes	40,172	28,709	26,031	68,881	50,307
Income tax expense	10,475	7,251	7,552	17,726	14,137
Net income	29,697	21,458	18,479	51,155	36,170
Preferred stock dividends	1,821	1,822	1,822	3,643	3,643
Net income available to common stockholders	$27,876	$19,636	$16,657	$47,512	$32,527
Earnings per common share ("EPS"):
Basic	$0.64	$0.45	$0.43	$1.09	$0.84
Diluted	$0.64	$0.45	$0.43	$1.09	$0.84

Average common shares outstanding for diluted EPS	43,030,023	42,948,690	38,329,485	42,989,581	38,292,253

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Per Share Data:
Reported EPS (Diluted)	$0.64	$0.45	$0.43	$1.09	$0.84
Cash dividends paid per common share	0.25	0.25	0.25	0.50	0.50
Book value per common share	29.95	29.58	28.97	29.95	28.97
Tangible common book value per share (1)	26.32	25.94	24.87	26.32	24.87
Common shares outstanding	43,889	43,799	39,148	43,889	39,148
Dividend payout ratio	39.06%	55.56%	58.14%	45.87%	59.52%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.85%	0.62%	0.55%	0.74%	0.53%
Return on average equity	8.28	6.04	5.88	7.16	5.78
Return on average tangible common equity (1)	9.68	6.92	6.88	8.30	6.76
Net interest margin	2.98	2.95	2.41	2.96	2.31
Non-interest expense to average assets	1.72	1.90	1.66	1.81	1.59
Efficiency ratio	55.0	63.1	63.8	58.9	63.9
Effective tax rate	26.08	25.26	29.01	25.73	28.10

Balance Sheet Data:
Average assets	$14,013,592	$13,777,665	$13,418,441	$13,896,281	$13,606,682
Average interest-earning assets	13,195,116	12,963,320	12,624,556	13,079,859	12,820,156
Average tangible common equity (1)	1,158,738	1,145,915	979,611	1,152,361	974,165
Loan-to-deposit ratio at end of period (2)	92.6%	93.6%	98.2%	92.6%	98.2%

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	8.22%	8.15%	7.27%
Tangible equity to tangible assets (1)	9.05	8.99	8.14
Tier 1 common equity ratio	11.25	11.11	10.06
Tier 1 risk-based capital ratio	12.34	12.21	11.17
Total risk-based capital ratio	15.84	15.68	14.46
Tier 1 leverage ratio	9.43	9.46	8.78
Consolidated CRE concentration ratio (3)(4)	425	442	499
Allowance for credit losses/ Total loans	0.86	0.83	0.72
Allowance for credit losses/ Non-performing loans	175.12	155.85	313.21

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    Total deposits include mortgage escrow deposits, which fluctuate seasonally.

(3)	June 30, 2025 ratios are preliminary pending completion and filing of the Company’s regulatory reports.

(4)   The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The June 30, 2025 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans (1)	$2,798,899	$46,593	6.68%	$2,748,142	$45,047	6.65%	$2,400,219	$42,933	7.19%
One-to-four family residential, including condo and coop	981,138	11,532	4.71	962,046	11,069	4.67	886,037	9,968	4.52
Multifamily residential and residential mixed-use	3,740,939	42,462	4.55	3,796,754	42,329	4.52	3,958,617	45,775	4.65
Non-owner-occupied commercial real estate	3,175,062	41,822	5.28	3,214,758	41,326	5.21	3,359,004	44,728	5.36
Acquisition, development, and construction	136,154	3,009	8.86	138,428	2,906	8.51	164,283	3,638	8.91
Other loans	7,135	30	1.69	5,740	28	1.98	5,100	57	4.50
Securities	1,361,383	11,353	3.34	1,372,563	11,323	3.35	1,537,487	7,907	2.07
Other short-term investments	994,406	10,749	4.34	724,889	7,837	4.38	313,809	4,412	5.65
Total interest-earning assets	13,195,116	167,550	5.09%	12,963,320	161,865	5.06%	12,624,556	159,418	5.08%
Non-interest-earning assets	818,476			814,345			793,885
Total assets	$14,013,592			$13,777,665			$13,418,441

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (2)	$943,716	$4,141	1.76%	$912,852	$4,164	1.85%	$631,403	$1,499	0.95%
Money market	4,174,694	32,818	3.15	4,076,612	31,294	3.11	3,495,989	33,193	3.82
Savings (2)	1,925,224	14,048	2.93	1,970,338	14,185	2.92	2,336,202	23,109	3.98
Certificates of deposit	1,075,729	9,174	3.42	973,108	8,431	3.51	1,393,678	15,077	4.35
Total interest-bearing deposits	8,119,363	60,181	2.97	7,932,910	58,074	2.97	7,857,272	72,878	3.73
FHLBNY advances	508,000	4,053	3.20	509,111	4,066	3.24	671,242	6,429	3.85
Subordinated debt, net	272,385	4,301	6.33	272,341	4,302	6.41	202,232	2,604	5.18
Other short-term borrowings	—	—	—	633	13	8.33	—	—	—
Total borrowings	780,385	8,354	4.29	782,085	8,381	4.35	873,474	9,033	4.16
Derivative cash collateral	79,188	918	4.65	104,126	1,197	4.66	145,702	2,005	5.53
Total interest-bearing liabilities	8,978,936	69,453	3.10%	8,819,121	67,652	3.11%	8,876,448	83,916	3.80%
Non-interest-bearing checking (2)	3,412,215			3,322,583			3,042,382
Other non-interest-bearing liabilities	187,774			213,876			242,980
Total liabilities	12,578,925			12,355,580			12,161,810
Stockholders' equity	1,434,667			1,422,085			1,256,631
Total liabilities and stockholders' equity	$14,013,592			$13,777,665			$13,418,441
Net interest income		$98,097			$94,213			$75,502
Net interest rate spread			1.99%			1.95%			1.28%
Net interest margin			2.98%			2.95%			2.41%
Deposits (including non-interest-bearing checking accounts) (2)	$11,531,578	$60,181	2.09%	$11,255,493	$58,074	2.09%	$10,899,654	$72,878	2.69%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Quality Detail	2025	2025	2024
Non-performing loans ("NPLs")
Business loans (1)	$18,007	$21,944	$20,287
One-to-four family residential, including condominium and cooperative apartment	1,642	3,763	3,884
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	32,908	31,677	15
Acquisition, development, and construction	657	657	657
Other loans	—	—	—
Total Non-accrual loans	$53,214	$58,041	$24,843
Total Non-performing assets ("NPAs")	$53,214	$58,041	$24,843

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—	$—	$—

NPAs and 90+ Delinquent	$53,214	$58,041	$24,843

NPAs and 90+ Delinquent / Total assets	0.37%	0.41%	0.18%
Net charge-offs ("NCOs")	$5,405	$7,058	$3,640
NCOs / Average loans (2)	0.20%	0.26%	0.14%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, net gain on sale of securities and other assets, severance, loss on extinguishment of debt and loss due to pension settlement.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$27,876	$19,636	$16,657	$47,512	$32,527
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	(83)	(18)	416	(101)	1,258
Net gain on sale of securities and other assets	(72)	—	(3,695)	(72)	(6,663)
Severance	136	76	—	212	42
Loss on extinguishment of debt	—	—	—	—	453
Loss due to pension settlement	—	7,231	—	7,231	—
Income tax effect of adjustments noted above (1)	6	(2,237)	1,043	(2,231)	1,561
Adjusted net income available to common stockholders (non-GAAP)	$27,863	$24,688	$14,421	$52,551	$29,178

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.64	$0.57	$0.37	$1.20	$0.75
Adjusted return on average assets	0.85%	0.77%	0.48%	0.81%	0.48%
Adjusted return on average equity	8.28	7.46	5.17	7.87	5.25
Adjusted return on average tangible common equity	9.67	8.68	5.97	9.18	6.07
Adjusted non-interest expense to average assets	1.71	1.68	1.65	1.70	1.57
Adjusted efficiency ratio	54.7	55.8	65.9	55.2	65.4

(1)    Adjustments to net income are taxed at the Company's approximate statutory tax rate.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Operating expense as a % of average assets - as reported	1.72%	1.90%	1.66%	1.81%	1.59%
Loss on extinguishment of debt	—	—	—	—	(0.01)
Loss due to pension settlement	—	(0.21)	—	(0.10)	—
Amortization of other intangible assets	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.71%	1.68%	1.65%	1.70%	1.57%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Efficiency ratio - as reported (non-GAAP) (1)	55.0%	63.1%	63.8%	58.9%	63.9%
Non-interest expense - as reported	$60,299	$65,511	$55,694	$125,810	$108,205
Severance	(136)	(76)	—	(212)	(42)
Loss on extinguishment of debt	—	—	—	—	(453)
Loss due to pension settlement	—	(7,231)	—	(7,231)	—
Amortization of other intangible assets	(235)	(252)	(285)	(487)	(592)
Adjusted non-interest expense (non-GAAP)	$59,928	$57,952	$55,409	$117,880	$107,118
Net interest income - as reported	$98,097	$94,213	$75,502	$192,310	$147,032
Non-interest income - as reported	$11,595	$9,633	$11,808	$21,228	$22,275
Fair value change in equity securities and loans held for sale	(83)	(18)	416	(101)	1,258
Net loss (gain) on sale of securities and other assets	(72)	—	(3,695)	(72)	(6,663)
Adjusted non-interest income (non-GAAP)	$11,440	$9,615	$8,529	$21,055	$16,870
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$109,537	$103,828	$84,031	$213,365	$163,902
Adjusted efficiency ratio (non-GAAP) (2)	54.7%	55.8%	65.9%	55.2%	65.4%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	June 30,	March 31,	June 30,
	2025	2025	2024
Reconciliation of Tangible Assets:
Total assets	$14,207,935	$14,097,682	$13,548,763
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(3,409)	(3,644)	(4,467)
Tangible assets (non-GAAP)	$14,048,729	$13,938,241	$13,388,499

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,431,006	$1,412,013	$1,250,596
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(3,409)	(3,644)	(4,467)
Tangible equity (non-GAAP)	1,271,800	1,252,572	1,090,332
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$1,155,231	$1,136,003	$973,763

Common shares outstanding	43,889	43,799	39,148

Tangible common equity to tangible assets (non-GAAP)	8.22%	8.15%	7.27%
Tangible equity to tangible assets (non-GAAP)	9.05	8.99	8.14

Book value per common share	$29.95	$29.58	$28.97
Tangible common book value per share (non-GAAP)	26.32	25.94	24.87